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                                                                   EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Rexall Sundown, Inc. on Form S-3 of our report dated October 19, 1995, on our audits of the consolidated financial statements as of August 31, 1995 and 1994, and for the years ended August 31, 1995, 1994 and 1993, which report is included in the Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."


/s/ Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P.

Ft. Lauderdale, Florida
June 18, 1996